Exhibit 99.1

NEWS	Contact: Jeremy Thigpen
(713) 346-7301

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

FIRST QUARTER 2014 EARNINGS AND BACKLOG

HOUSTON, TX, April 28, 2014 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its first quarter ended March 31, 2014, it earned net income of $589 million, or $1.37 per fully diluted share, compared to fourth quarter ended December 31, 2013 net income of $658 million, or $1.53 per fully diluted share. Excluding pre-tax transaction charges of $19 million, earnings were $602 million, or $1.40 per fully diluted share.

Revenues for the first quarter of 2014 were $5.78 billion, a decrease of six percent from the fourth quarter of 2013 and an increase of nine percent from the first quarter of 2013. Operating profit for the quarter, excluding the transaction charges, was $880 million, or 15.2 percent of sales. Sequentially, first quarter operating profit decreased 10 percent, while year-over-year first quarter operating profit increased eight percent.

Backlog for capital equipment orders for the Company’s Rig Technology segment at March 31, 2014 was an all-time record of $16.35 billion, up one percent from the fourth quarter of 2013, and up 27 percent from the first quarter of 2013. New orders during the quarter were $2.33 billion, reflecting continued healthy demand for oilfield equipment.

Clay Williams, President and CEO of National Oilwell Varco, stated, “We are pleased with our solid start to the new year, as the Company’s investments in new technologies, manufacturing capacity and strategic acquisitions drove year-over-year revenue and earnings growth. Our $2.33 billion in new capital orders and record backlog demonstrate that demand for oilfield equipment remained high in the first quarter, as our customers continued to recognize National Oilwell Varco for our industry leading technology, our proven track record of project execution, and our leading aftermarket service.

We are encouraged to see domestic land drilling and well service firms increasing activity, which is leading to increased demand for drilling and stimulation equipment to develop unconventional shales. Outside of the U.S., our investments in Latin America, Africa, the Middle East and Asia have laid a great foundation for continued growth.” Williams added “We are also pleased to be entering into the final stages of the previously announced spinoff of our distribution business to our shareholders, which we expect to complete during the second quarter. I want to thank all of the employees, of what will soon be two separately traded companies, for all of their hard work to make this Company successful.”

Rig Technology

First quarter revenues for the Rig Technology segment were $3.01 billion, a decrease of nine percent from the fourth quarter of 2013 and an increase of 14 percent from the first quarter of 2013. Operating profit for this segment was $635 million, or 21.1 percent of sales. Year-over-year operating profit flow-through (change in operating profit divided by the change in revenue) was 20 percent. Revenue out of backlog for the segment was at $2.22 billion.

Petroleum Services & Supplies

Revenues for the first quarter of 2014 for the Petroleum Services & Supplies segment were $1.79 billion, down seven percent compared to fourth quarter 2013 results and up five percent from the first quarter of 2013. Operating profit was $326 million, or 18.2 percent of revenue. Year-over-year operating profit flow-through was 17 percent.

Distribution & Transmission

The Distribution & Transmission segment generated first quarter revenues of $1.28 billion, up two percent from the fourth quarter of 2013 and up four percent from the first quarter of 2013. First quarter operating profit was $68 million, or 5.3 percent of sales. Year-over-year operating profit flow-through was six percent.

The Company has scheduled a conference call for April 28, 2014, at 8:00 a.m. Central Time to discuss first quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-447-0521 within North America or 1-847-413-3238 outside of North America five to ten minutes prior to the scheduled start time and asking for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,688	$3,436
Receivables, net	5,310	4,896
Inventories, net	5,659	5,603
Costs in excess of billings	1,520	1,539
Deferred income taxes	325	373
Prepaid and other current assets	709	576

Total current assets	17,211	16,423
Property, plant and equipment, net	3,437	3,408
Deferred income taxes	479	372
Goodwill	8,875	9,049
Intangibles, net	4,953	5,055
Investment in unconsolidated affiliate	402	390
Other assets	123	115

	$35,480	$34,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,391	$1,275
Accrued liabilities	2,717	2,763
Billings in excess of costs	2,079	1,771
Current portion of long-term debt and short-term borrowings	—	1
Accrued income taxes	484	556
Deferred income taxes	427	312

Total current liabilities	7,098	6,678
Long-term debt	3,149	3,149
Deferred income taxes	2,088	2,292
Other liabilities	353	363

Total liabilities	12,688	12,482

Commitments and contingencies
Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 428,852,227 and 428,433,703 shares issued and outstanding at March 31, 2014 and December 31, 2013	4	4
Additional paid-in capital	8,933	8,907
Accumulated other comprehensive loss	(41)	(4)
Retained earnings	13,801	13,323

Total Company stockholders’ equity	22,697	22,230
Noncontrolling interests	95	100

Total stockholders’ equity	22,792	22,330

	$35,480	$34,812

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2014	2013	2013
Revenue:
Rig Technology	$3,009	$2,628	$3,310
Petroleum Services & Supplies	1,789	1,701	1,925
Distribution & Transmission	1,281	1,227	1,253
Eliminations	(302)	(249)	(316)

Total revenue	5,777	5,307	6,172
Gross profit	1,400	1,287	1,500
Gross profit %	24.2%	24.3%	24.3%
Selling, general, and administrative	520	471	527
Transaction and devaluation costs	19	73	16

Operating profit	861	743	957
Interest and financial costs	(26)	(28)	(27)
Interest income	4	3	4
Equity income in unconsolidated affiliate	10	19	16
Other income (expense), net	—	(13)	(17)

Income before income taxes	849	724	933
Provision for income taxes	260	224	272

Net income	589	500	661
Net income (loss) attributable to noncontrolling interests	—	(2)	3

Net income attributable to Company	$589	$502	$658

Net income attributable to Company per share:
Basic	$1.38	$1.18	$1.54

Diluted	$1.37	$1.17	$1.53

Weighted average shares outstanding:
Basic	428	426	427

Diluted	429	428	429

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2014	2013	2013
Revenue:
Rig Technology	$3,009	$2,628	$3,310
Petroleum Services & Supplies	1,789	1,701	1,925
Distribution & Transmission	1,281	1,227	1,253
Eliminations	(302)	(249)	(316)

Total Revenue	$5,777	$5,307	$6,172

Operating profit:
Rig Technology	$635	$557	$697
Petroleum Services & Supplies	326	311	366
Distribution & Transmission	68	65	60
Unallocated expenses and eliminations	(149)	(117)	(150)

Total operating profit (before other costs)	$880	$816	$973

Operating profit %:
Rig Technology	21.1%	21.2%	21.1%
Petroleum Services & Supplies	18.2%	18.3%	19.0%
Distribution & Transmission	5.3%	5.3%	4.8%
Other unallocated	—	—	—

Total operating profit % (before other costs)	15.2%	15.4%	15.8%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED EBITDA RECONCILIATION EXCLUDING TRANSACTION AND DEVALUATION COSTS

(Unaudited)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2014	2013	2013
Reconciliation of EBITDA excluding other costs (Note 1):
GAAP net income attributable to Company	$589	$502	$658
Provision for income taxes	260	224	272
Interest expense	26	28	27
Depreciation and amortization	195	174	200

EBITDA	1,070	928	1,157
Other costs:
Transaction costs	19	65	16
Devaluation costs	—	8	—

EBITDA excluding other costs (Note 1)	$1,089	$1,001	$1,173

Note 1: EBITDA means earnings before taxes, interest, depreciation, amortization, and other costs, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.

Jeremy Thigpen, (713) 346-7301

Jeremy.Thigpen@nov.com